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                                                                     EXHIBIT 4.6

                           SECURITIES ESCROW AGREEMENT

     SECURITIES ESCROW AGREEMENT, dated as of April 17, 2007 (the
"AGREEMENT"), by and among TAILWIND FINANCIAL INC., a Delaware corporation (the "COMPANY"), each of the holders of securities of the Company set forth on EXHIBIT A, annexed hereto (collectively the "INITIAL HOLDERS") and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "ESCROW AGENT").

     WHEREAS, the Company has entered into an Underwriting Agreement, dated April 11, 2007 (the "UNDERWRITING Agreement"), with Deutsche Bank Securities Inc. ("DEUTSCHE BANK") acting as representative of the several underwriters (collectively, the "UNDERWRITERS"), pursuant to which, among other matters, the Underwriters have agreed to purchase 12,500,000 units (the "UNITS") of the Company. Each Unit consists of one share of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and one warrant (the
"WARRANT") exercisable to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus, dated April 11, 2007 comprising part of the Company's Registration Statement on Form S-1 (File
No. 333-135790) under the Securities Act of 1933, as amended (the "REGISTRATION STATEMENT"), declared effective on April 11, 2007 (the "EFFECTIVE DATE");

     WHEREAS, certain of the Initial Holders (the "COMMON HOLDERS") have agreed as a condition of the Underwriters' purchase of the Units to deposit their shares of Common Stock of the Company, as set forth opposite their respective names on EXHIBIT A attached hereto as well as any shares of Common Stock issued or issuable upon exercise of the Escrow Warrants (collectively "ESCROW SHARES"), in escrow as hereinafter provided;

     WHEREAS, certain of the Initial Holders (the "WARRANT HOLDERS") have agreed as a condition of the Underwriters' purchase of the Units to purchase 4,700,000 Warrants for $1.00 per Warrant (the "ESCROW WARRANTS" and collectively with the Escrow Shares, the "ESCROW SECURITIES")) immediately prior to and subject to the date (the "CLOSING DATE") of the closing (the "CLOSING") of the Company's initial public offering (the "OFFERING") and to deposit such Escrow Warrants as set forth opposite their respective names on EXHIBIT A in escrow as hereinafter provided; and

     WHEREAS, the Company and the Initial Holders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

     IT IS AGREED:

1. APPOINTMENT OF ESCROW AGENT. The Company and the Initial Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.   DEPOSIT OF ESCROW SECURITIES.

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     2.1.    ESCROW SHARES. On or before the Effective Date, each of the Common
Holders shall deliver to the Escrow Agent certificates representing his or its respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Common Holder acknowledges that the certificate representing his Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

     2.2. ESCROW WARRANTS. Promptly following the purchase of the Escrow Warrants, each Warrant Holder shall deliver to the Escrow Agent the Escrow Warrants to be held and disbursed subject to the terms and conditions of this Agreement. Each such Warrant Holder acknowledges that the Escrow Warrants are legended to reflect the deposit of the Escrow Warrants under this Agreement.

3.   DISBURSEMENT OF THE ESCROW SECURITIES.

     3.1. ESCROW SHARES. The Escrow Agent shall hold the Escrow Shares until the first anniversary of the consummation of a "BUSINESS COMBINATION" (as defined in the Registration Statement) (such period, the "ESCROW SHARE PERIOD"). On such first anniversary, the Escrow Agent shall, upon written instructions from each Common Holder, disburse each Common Holder's Escrow Shares to such Common Holder; provided, however, that if the Underwriters do not exercise their over-allotment option in full, up to 468,750 of the Escrow Shares shall be released to the Company upon written instruction from the Company and; shall thereafter be cancelled; provided further, however, that in the event that the Closing does not occur, then the Escrow Agent shall promptly release the Escrow Shares to the Common Holders; provided further, however, that if a Common Holder does not provide written instructions within ninety days after the consummation of a Business Combination, then the Escrow Agent shall deliver such Common Holder's Escrow Shares to the care of the Company; provided further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.6 hereof that the Company has been liquidated at any time during the Escrow Share Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that if, after the Company consummates a Business Combination and the Company or the surviving entity of such Business Combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in any of the security holders of the Company or such entity having the right to exchange their securities for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Shares to the Common Holders immediately prior and subject to consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder with respect to the Escrow Shares after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.1.

     3.2. ESCROW WARRANTS. The Escrow Agent shall hold the Escrow Warrants and the shares of Common Stock issued upon exercise of the Escrow Warrants (if any) until the date which is ninety (90) days following the consummation of a Business Combination (such period, the "ESCROW WARRANT PERIOD"). On such 90th day, the Escrow Agent shall, upon written instructions from each Warrant Holder, disburse each Warrant Holder's Escrow Warrants (or shares of Common Stock issued upon exercise thereof, if any) to such Warrant Holder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.6 hereof that the Company has been liquidated at any time during the Escrow Warrant Period, then the Escrow

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Agent shall promptly destroy the Escrow Warrants (and the certificates representing the shares of Common Stock issued upon exercise thereof, if any); provided further, however, that if a Warrant Holder does not provide written instructions, then the Escrow Agent shall deliver such Warrant Holder's Escrow Warrants to the care of the Company; provided further, however, that if, after the Company consummates a Business Combination and the Company or the surviving entity of such Business Combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in any of the security holders of the Company or such entity having the rights to exchange their securities for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Warrants (and the shares of Common Stock issued upon exercise thereof, if any) to the Warrant Holders immediately prior and subject to consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder with respect to the Escrow Warrants or shares of Common Stock issued upon exercise thereof, if any, after the disbursement or destruction of the Escrow Warrants and/or such shares in accordance with this
Section 3.2.

4.   RIGHTS OF INITIAL HOLDERS IN ESCROW SHARES AND ESCROW WARRANTS.

     4.1. RIGHTS AS A SECURITY HOLDER. Subject to the terms of their respective Insider Letters as described in Section 4.4 hereof and except as herein provided, (i) each Common Holder shall retain all of its rights as a stockholder of the Company during the Escrow Share Period, including without limitation, the right to vote Common Stock and (ii) each Warrant Holder shall retain its rights under the Warrant, but shall have no rights as a stockholder of the Company prior to exercise of the Warrant.

     4.2. DIVIDENDS AND OTHER DISTRIBUTIONS IN RESPECT OF THE ESCROW SHARES. During the Escrow Share Period with respect to the Escrow Shares, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Common Holders, but all dividends payable in stock or other non-cash property (the "NON-CASH DIVIDENDS") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the terms "ESCROW SHARES" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

     4.3. RESTRICTIONS ON TRANSFER. During the Escrow Share Period, no sale, transfer or other disposition (a "TRANSFER") may be made of any or all of the Escrow Shares, and during the Escrow Warrant Period, no Transfer may be made of any or all of the Escrow Warrants, in each case by an Initial Holder except (i) by gift to a member of the Initial Holder's immediate family for estate planning purposes or to a trust, the beneficiary of which is the Initial Holder or a member of the Initial Holder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of the Initial Holder, or (iii) pursuant to a qualified domestic relations order; PROVIDED, HOWEVER, that such permitted Transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Holder transferring the Escrow Securities.
During: (A) the Escrow Share Period, no Common Holder shall pledge or grant a security interest in his or its Escrow Shares or grant a security interest in his or its rights under this Agreement; and (B) the Escrow Warrant Period, no Warrant Holder shall pledge or grant a

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security interest in his or its Escrow Warrants or grant a security interest in his or its rights under this Agreement.

     4.4. INSIDER LETTERS. Each of the Initial Holders has executed a letter agreement with the Company, dated as indicated on EXHIBIT A hereto, and which is filed as an exhibit to the Registration Statement (the "INSIDER LETTER"), respecting the rights and obligations of such Initial Holders in certain events, including but not limited to the liquidation of the Company.

5.   CONCERNING THE ESCROW AGENT.

     5.1. GOOD FAITH RELIANCE. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

     5.2. INDEMNIFICATION. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of Sections 5.2 and 5.7 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

     5.3. COMPENSATION. The Escrow Agent shall be entitled to compensation from the Company in accordance with SCHEDULE I hereto for all services rendered by it hereunder.

     5.4. FURTHER ASSURANCES. From time to time on and after the date hereof, the Company and the Initial Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this

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Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     5.5. RESIGNATION. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Initial Holders in accordance with Section 6.5 hereof.

     5.6. DISCHARGE OF ESCROW AGENT. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

     5.7. LIABILITY. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

     5.8. WAIVER. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind ("CLAIM") in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.   MISCELLANEOUS.

     6.1. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

     6.2. THIRD PARTY BENEFICIARIES. Each of the Initial Holders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Deutsche Bank.

     6.3. ENTIRE AGREEMENT. This Agreement and the Insider Letters and Warrants as referenced herein contain the entire agreement of the parties hereto with respect to the subject

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matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by all parties to this Agreement. The Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

     6.4. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

     6.5. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and permitted assigns.

     6.6. NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally, if mailed, two days after the date of mailing, or if sent by national courier service, one business day after being sent, in each case as follows:

     If to the Company, to:

             Tailwind Financial Inc.
             BCE Place, 181 Bay Street, Suite 2040
             Toronto, Ontario, Canada M5J 2T3
             Attn: Andrew A. McKay
             Fax: (416) 601-2423

     If to a Stockholder, to his address set forth in EXHIBIT A.

     If to the Escrow Agent, to:

             American Stock Transfer & Trust Company
             59 Maiden Lane, Plaza Level
             New York, NY 10038
             Attn: Herbert J. Lemmer
             Fax: (718) 331-1852

     A copy of any notice sent hereunder shall be sent to each of:

             Bingham McCutchen LLP
             150 Federal Street
             Boston, MA 02110-01726
             Attn: Kevin M. Barry, Esq.
             Fax: (617) 951-8736

             Deutsche Bank Securities Inc.
             60 Wall Street, NYC60-1001
             New York, NY 10005

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             Attn: Syndicate Manager
             Fax: (212) 797-9344

             Skadden, Arps, Slate, Meagher & Flom LLP
             300 South Grand Avenue
             Los Angeles, CA 90071
             Attn: Gregg A. Noel, Esq.
             Fax: (213) 687-5600

     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

     6.7. LIQUIDATION OF THE COMPANY. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Registration Statement.

                  [Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties have duly executed this Security Escrow
Agreement as of the date first written above.

                                    TAILWIND FINANCIAL INC.

                                    By:  /s/ Andrew A. McKay
                                         -----------------------------
                                    Name: Andrew A. McKay
                                    Title: Chief Executive Officer and President

                                    INITIAL HOLDERS:

                                    TFC HOLDINGS LTD.

                                    By:  /s/ Andrew A. McKay
                                         -----------------------------
                                    Name: Andrew A. McKay
                                    Title: Chief Executive Officer

                                    PARKWOOD HOLDINGS LTD.

                                    By:  /s/ Andrew A. McKay
                                         -----------------------------
                                    Name: Andrew A. McKay
                                    Title: Chief Executive Officer

                                    ESCROW AGENT:

                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY

                                    By:  /s/ Herbert J. Lemmer
                                         -----------------------------
                                    Name:  Herbert J. Lemmer
                                    Title:  Vice President


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                                    EXHIBIT A

                          Number of
                          Shares of     Stock           Number       Warrant           Date of
Name and Address of       Common        Certificate     of           Certificate       Insider
Initial Holder            Stock         Number          Warrants     Number            Letter
---------------------------------------------------------------------------------------------------

TFC HOLDINGS LTD.         3,593,750         1                   0       N/A          April 17, 2007
BCE Place
181 Bay Street
Suite 2040
Toronto, Ontario
Canada
M5J 2T3

PARKWOOD HOLDINGS LTD.            0        N/A          4,700,000        1           April 17, 2007
BCE Place
181 Bay Street
Suite 2040
Toronto, Ontario
Canada
M5J 2T3


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               SCHEDULE I - ESCROW AGENT FEES FOR ESCROW SERVICES


                      $3,000 plus out-of-pocket expenses